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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2004

TYCO INTERNATIONAL LTD.
(Exact Name of Registrant as Specified in its Charter)

Bermuda (Jurisdiction of Incorporation)	98-0390500 (IRS Employer Identification Number)

001-13836
(Commission File Number)

Second Floor, 90 Pitts Bay Road
Pembroke, HM 08, Bermuda
(Address of Principal Executive Offices, including Zip Code)

441-292-8674
(Registrant's Telephone Number, including Area Code)

        Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.    Change in Fiscal Year

        On November 4, 2004, the Board of Directors of Tyco International Ltd. (the "Company") approved the change in the Company's fiscal year end from a calendar fiscal year ending September 30 to a "52-53 week" year ending on the Friday nearest September 30, such that each quarterly period will be 13 weeks in length. Once every seven years, starting in 2011, the fourth quarter reporting period will be 14 weeks. In addition, certain of the Company's subsidiaries have consistently closed their books up to one month prior to the Company's fiscal period end. The Company plans to report results for these subsidiaries using the same period as the reported results of the consolidated Company. While the expected holiday-related slow-down in certain customer sales is expected to shift from the second fiscal quarter to the first fiscal quarter, the impact of this change is not expected to be material to the Company's consolidated financial statements. This change is also consistent with the Company's ongoing efforts to enhance controls and improve the transparency of its reporting, as this change better aligns its external reporting with its internal operational processes. This change will be effective for the Company's first fiscal quarter ending December 31, 2004. The results for the transition period related to this change will be reported as an adjustment within Shareholders' Equity. No transition report is required for these changes.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TYCO INTERNATIONAL LTD. (Registrant)

By:	/s/ CAROL ANTHONY DAVIDSON Carol Anthony Davidson Senior Vice President and Controller

Date: November 9, 2004

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SIGNATURES